JOHN HANCOCK INVESTMENT TRUST II

         Abolition of John Hancock Disciplined Growth Fund (the "Fund")

                        Class A Shares and Class B Shares


         The undersigned, being a majority of the Trustees of John Hancock Investment Trust II, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated July 1, 1996 of the Trust, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock Disciplined Growth Fund (Class A Shares and Class B Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock Disciplined Growth Fund, Class A Shares and Class B Shares, as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Fund is effective as of December 5, 1997.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the abolition of the John Hancock Disciplined Growth Fund (Class A Shares and Class B Shares).

         Capitalized terms not otherwise defined shall have the meaning set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 9th day of September, 1997.

/s/Dennis S. Aronowitz                                  /s/William F. Glavin
----------------------                                  --------------------
Dennis S. Aronowitz                                     William F. Glavin

/s/Edward J. Boudreau, Jr.                              /s/Anne C. Hodsdon
--------------------------                              ------------------
Edward J. Boudreau, Jr.                                 Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                              /s/John A. Moore
--------------------------                              ----------------
Richard P. Chapman, Jr.                                 John A. Moore

/s/William J. Cosgrove                                  /s/Patti McGill Peterson
-----------------------                                 ------------------------
William J. Cosgrove                                     Patti McGill Peterson

/s/Douglas M. Costle                                    /s/John W. Pratt
--------------------                                    ----------------
Douglas M. Costle                                       John W. Pratt

/s/Leland O. Erdahl                                     __________________
-------------------
Leland O. Erdahl                                        Richard S. Scipione

/s/Richard A. Farrell                                   /s/Edward J. Spellman
---------------------                                   ---------------------
Richard A. Farrell                                      Edward J. Spellman

/s/Gail D. Fosler
-----------------
Gail D. Fosler

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.



COMMONWEALTH OF MASSACHUSETTS          )
                                       )ss
COUNTY OF SUFFOLK                      )

         Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 9th day of September, 1997.

                                        /s/ Ann Marie White
                                        -------------------
                                        Notary Public

                                        My Commission Expires:  10/20/00
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